UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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GLADSTONE CAPITAL CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLADSTONE CAPITAL CORPORATION

1616 Anderson Road, Suite 208, McLean, Virginia 22102

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON FEBRUARY 18, 2004

To The Stockholders Of Gladstone Capital Corporation:

Notice Is Hereby Given that the Annual Meeting of Stockholders of Gladstone Capital Corporation, a Maryland corporation (the “Company”), will be held on Wednesday, February 18, 2004 at 11:00 a.m. local time in the third floor conference room of the Company’s principal executive office at 1616 Anderson Road, McLean, VA 22102 for the following purposes:

(1)  To elect three Class III directors to hold office until the 2007 Annual Meeting of Stockholders.

(2)  To approve an investment advisory and administrative agreement between the Company and Gladstone Management Company.

(3)  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The board of directors has fixed the close of business on December 22, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ TERRY BRUBAKER

Terry Brubaker
Secretary

McLean, Virginia
January 5, 2004

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

GLADSTONE CAPITAL CORPORATION

1616 Anderson Road, Suite 208, McLean, Virginia 22102

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS

February 18, 2004

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the board of directors of Gladstone Capital Corporation, a Maryland corporation (the “Company” or the “Fund”), for use at the Annual Meeting of Stockholders to be held on February 18, 2004, at 11:00 a.m. local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held in the third floor conference room of the Company’s principal executive office at 1616 Anderson Road, McLean, VA 22102. The Company intends to mail this proxy statement and accompanying proxy card on or about January 5, 2004 to all stockholders entitled to vote at the Annual Meeting.

Solicitation

The Company and Gladstone Management Company (“Gladstone Management”) will share the cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s common stock beneficially owned by others to forward to such beneficial owners. The Company or Gladstone Management may reimburse persons representing beneficial owners of the Company’s common stock for their costs of forwarding solicitation materials to such beneficial owners.  Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company and Gladstone Management.  No additional compensation will be paid to directors, officers or other regular employees for such services.  The Company has engaged Georgeson Shareholder Communications Company (“Georgeson”) to solicit proxies for the Annual Meeting.  Georgeson will be paid a fee of $6,000 for its basic solicitation services, which includes review of proxy materials, dissemination of broker search cards, distribution of proxy materials, solicitation of ADP, brokers, banks and institutional holders, and delivery of executed proxies.  The term of the agreement with Georgeson will last for the period of the solicitation, and the agreement provides that the Company indemnify and hold harmless Georgeson against any third party claims, except in the case of Georgeson’s gross negligence or intentional misconduct.

Voting Rights and Outstanding Shares

Only holders of record of the Company’s common stock at the close of business on December 22, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on December 22, 2003 the Company had outstanding and entitled to vote 10,081,844 shares of common stock.

Each holder of record of the Company’s common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-

votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

Revocability of Proxies

Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted.  It may be revoked by filing with the Secretary of the Company at the Company’s principal executive office, 1616 Anderson Road, Suite 208, McLean, Virginia 22102, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person.

Attendance at the meeting will not, by itself, revoke a proxy. However, no proxy is valid after eleven months from its date, unless otherwise provided in the proxy.

Stockholder Proposals and Stockholder Communications with the Board of Directors

The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2005 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission (the “SEC”) is September 7, 2004. Stockholders wishing to submit proposals or director nominations that are not to be included in such proxy statement and proxy must deliver notice to the Secretary at the principal executive offices of the Company not later than the close of business on December 20, 2004 nor earlier than the close of business on November 19, 2004.  Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board.  Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors of Gladstone Capital Corporation, at 1616 Andersen Road, Suite 208, McLean, Virginia 22012.  This information is also contained on the Company’s website at www.gladstonecapital.com.

PROPOSAL 1
ELECTION OF THREE CLASS III DIRECTORS

The Company’s board of directors (the “Board”) is divided into three classes, Class I, Class II and Class III, of three directors each, with each class having a three-year term.  In general, vacancies on the Board may be filled only by persons elected by a majority of the remaining directors.  However, if the stockholders of any class or series are entitled separately to elect one or more directors, a majority of the remaining directors elected by that class or series or the sole remaining director elected by that class or series may fill any vacancy in the directors elected by that class or series.  A director elected by the Board to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, and until his or her successor is elected and qualifies.

The Board presently has nine members.  The term of office for the Class III directors is expiring in 2004.  Each of the nominees for election to Class III are incumbent directors.  If elected at the Annual Meeting, each nominee would serve until the 2007 annual meeting, or until his successor is elected and qualifies, or his earlier death, resignation or removal. No nominee has been proposed for election pursuant to any agreement or understanding between him and the Company.

Directors are elected by a majority of the votes present in person or represented by proxy and entitled to vote at the meeting.  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. In the event that any of the nominees should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominees as management may propose.  The nominees have agreed to serve if elected, and management has no reason to believe that any of them will be unable to serve.

Set forth below is biographical information for each person nominated, each person whose term of office as a director will continue after the Annual Meeting, and each executive officer who is not a director.

Nominees for Election as Class III Directors for a Three-year Term Expiring at the 2007 Annual Meeting

Name, Address, Age	Position(s) Held With Fund	Term of Office and Length of Term Served	Principal Occupation(s) and During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director
Disinterested Directors
Paul Adelgren (61) Gladstone Capital Corporation 1616 Andersen Road, Suite 208 McLean, Virginia 22102	Director	Term expires at 2007 Annual Meeting. Director of Fund since January 2003.	Pastor of Missionary Alliance Church since 1997	1	Gladstone Commercial Corporation
John H. Outland (58) Gladstone Capital Corporation 1616 Andersen Road, Suite 208 McLean, Virginia 22102	Director	Term expires at 2007 Annual Meeting. Director of Fund since December 2003.	Managing Director of 1789 Capital Advisors, a financial consulting company, since 2002. Vice President of Mortgage Backed Securities at Financial Guaranty Insurance Company from 1999 to 2001. And Senior Vice President of Citicorp Mortgage Securities, Inc. from 1993 to 1999.	1	Gladstone Commercial Corporation
Interested Director
David Gladstone (61)* Gladstone Capital Corporation 1616 Andersen Road, Suite 208 McLean, Virginia 22102	Chairman of the Board and Chief Executive Officer	Term expires at 2007 Annual Meeting. Director of the Company since 2001.	Founder, Chief Executive Officer and Chairman of the Board of the Fund since its inception in May 2001. From April 1997 to August 2001 Mr. Gladstone was chairman or vice chairman of the board of directors of American Capital Strategies, a publicly traded leveraged buyout fund and mezzanine debt finance company.	1	Gladstone Commercial Corporation

Class I Directors Continuing in Office Until the 2005 Annual Meeting

Name, Address, Age	Position(s) Held With Fund	Term of Office and Length of Term Served	Principal Occupation(s) and During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director
Disinterested Director
Michela A. English (53) Gladstone Capital Corporation 1616 Andersen Road, Suite 208 McLean, Virginia 22102	Director	Term expires at 2005 Annual Meeting. Director of Fund since June 2002.	President of Discovery Consumer Products, the retail, publishing and licensing arm of Discovery Communications, Inc., the leading global real-world media and entertainment company, since 1996.	1	Gladstone Commercial Corporation
Interested Directors
Anthony W. Parker (58)* Gladstone Capital Corporation 1616 Andersen Road, Suite 208 McLean, Virginia 22102	Director	Term expires at 2005 Annual Meeting. Director of the Company since August 2001.	Founder and Chairman of the Board of Medical Funding Corporation, a company that specializes in accounts receivable financing for healthcare providers, since 1996.	1	Gladstone Commercial Corporation
George Stelljes, III (42)* Gladstone Capital Corporation 1616 Andersen Road, Suite 208 McLean, Virginia 22102	Director, Executive Vice President and Chief Investment Officer	Term expires at 2005 Annual Meeting. Director of the Company since July 2003.	Executive Vice President and Chief Investment Officer of the Fund since September 2002. Co-founder and Managing Member of Camden Partners, a private equity firm from 1999 to 2002.Partner of Columbia Capital, a venture capital fund, from 1997 to 1999.	1	None

Class II Directors Continuing in Office Until the 2006 Annual Meeting

Name, Address, Age	Position(s) Held With Fund	Term of Office and Length of Term Served	Principal Occupation(s) and During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director
Disinterested Directors
David A.R. Dullum (55) Gladstone Capital Corporation 1616 Andersen Road, Suite 208 McLean, Virginia 22102	Director	Term expires at 2006 Annual Meeting. Director of Fund since August 2001.	Partner of New England Partners, a venture capital firm since 1995.	1	Gladstone Commercial Corporation
Maurice W. Coulon (60) Gladstone Capital Corporation 1616 Andersen Road, Suite 208 McLean, Virginia 22102	Director	Term expires at 2006 Annual Meeting. Director of Fund since August 2003.	Private investor in real estate since 2000. Director of Portfolio Management of Morgan Stanley Real Estate Fund from 1991 to 2000.	1	Gladstone Commercial Corporation
Interested Director
Terry Lee Brubaker (60)* Gladstone Capital Corporation 1616 Andersen Road, Suite 208 McLean, Virginia 22102	Director, President and Chief Operating Officer	Term expires at 2006 Annual Meeting. Director of the Company since May 2001.	President and Chief Operating Officer of the Fund since May 2001. Founder and chairman of the board of Heads Up Systems, a process consulting firm since 1999. Vice President of American Forest & Paper Association from 1996 to 1999.	1	Gladstone Commercial Corporation

Sole Executive Officer Who Is Not A Director

Name, Address, Age	Position(s) Held With Fund	Term of Office and Length of Term Served	Principal Occupation(s) and During the Past Five Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships Held by Director
Harry Brill (56) Gladstone Capital Corporation 1616 Andersen Road, Suite 208 McLean, Virginia 22102	Treasurer and Chief Financial Officer	Term expires at the 2004 Annual Meeting. Executive Officer since May 2001.	Treasurer and Chief Financial Officer since May 2001. Personal financial advisor from 1995 to 2001.	n/a	None

*                                         Messrs. Gladstone, Brubaker, and Stelljes are interested persons of the Fund, within the meaning of the Investment Company Act of 1940, due to their positions as officers of the Fund.  Mr. Parker is an interested person of the Fund as a result of related transactions with the Fund.

Positions of Interested Directors with Certain Affiliates of the Company

Mr. Gladstone is the Chairman of the Board and Chief Executive Officer, Mr. Brubaker is the President, Secretary and Chief Operating Officer, and Mr. Stelljes is the Executive Vice President and Chief Investment Officer of Gladstone Commercial Corporation, a real estate investment trust that is advised by Gladstone Management.

Ownership of Company Securities

Interested Directors

Name	Dollar Range of Equity Securities in the Company
David Gladstone	Over $100,000

Terry Lee Brubaker	Over $100,000

George Stelljes, III	Over $100,000

Anthony W. Parker	Over $100,000

Disinterested Directors

Name	Dollar Range of Equity Securities in the Company
Paul Adelgren	Over $100,000

Maurice W. Coulon	Over $100,000

David A.R. Dullum	Over $100,000

Michela A. English	Over $100,000

John H. Outland	Over $100,000

Board Committees and Meetings

During the fiscal year ended September 30, 2003 the Board held nine (9) meetings. The Board has an audit committee, a compensation committee, an ethics/nominating committee, and an executive committee.

Audit Committee.  The Company’s Board has established an audit committee in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.  The audit committee operates pursuant to a written charter for and makes recommendations concerning the engagement of independent public accountants, reviews with the Company’s independent public accountants the plans and results of the audit engagement, approves professional services provided by the Company’s independent public accountants, reviews the independence of the Company’s independent public accountants and reviews the adequacy of the Company’s internal accounting controls.  Membership of the audit committee is comprised of Ms. English and Messrs. Dullum and Outland, each of whom is an independent director under the rules promulgated by the National Association of Securities Dealers. The audit committee met 5 times during the last fiscal year.

Compensation Committee.  The compensation committee determines compensation for the Company’s executive officers and administers the Company’s Amended and Restated 2001 Equity Incentive Plan (the “2001 Plan”), as amended. The committee determines compensation policies, evaluates performance, and sets compensation levels.  Membership of the compensation committee is comprised of Messrs. Coulon and Parker each of whom is an independent director under the rules promulgated by the National Association of Securities Dealers.  The compensation committee met 5 times during the last fiscal year.

Ethics/Nominating Committee.  The ethics/nominating committee operates pursuant to a written charter and has the exclusive right to recommend candidates for election as directors to the Board.  A copy of the committee’s charter is available on the Company’s website at www.gladstonecapital.com.  The nominating committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age, having business experience, and having high moral character, however the committee retains the right to modify these minimum qualifications from time to time.  The committee’s process for identifying and evaluating nominees is as follows:  In the case of incumbent directors whose terms of office are set to expire, the ethics/nominating committee reviews such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Company during their term.  In the case of new director candidates, the committee first determines whether the nominee must be independent for Nasdaq purposes or whether the candidate must not be considered an “interested person” under the Investment Company Act of 1940 (the “Investment Company Act”), which determination is based upon the Company’s charter and bylaws, applicable securities laws, the rules and regulations of the SEC, the rules of the National Association of Securities Dealers, and the advice of counsel, if necessary.  The committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.  The committee then meets to discuss and consider such candidates’ qualifications and then chooses a candidate by majority vote.

The ethics/nominating committee will consider director candidates recommended by stockholders provided the procedures set forth below are followed by stockholders in submitting recommendations.  The committee does not intend to alter in the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not.

Stockholder Recommendations to Ethics/Nominating Committee of Director Candidates

Stockholders who wish to recommend individuals for consideration by the ethics/nominating committee to become nominees for election to the Board may do so by submitting a written recommendation to the Secretary of the Company at 1616 Anderson Road, Suite 208, McLean, Virginia 22102. Submissions must include sufficient biographical information concerning the recommended individual, including age, five year employment history with employer names and a description of the employer’s business, whether such individual can read and understand basic financial statements and board memberships (if any), for the committee to consider.  The submission must be accompanied by a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders.  Recommendations received by September 30, 2004, will be considered for nomination at the 2005 Annual Meeting of Stockholders.  Recommendations received after September 30, 2004, will be considered for nomination at the 2006 Annual Meeting of Stockholders.

The Board may appoint not fewer than two members to the ethics/nominating committee; currently, the membership is comprised of Messrs. Adelgren and Coulon each of whom is considered an independent director under the rules promulgated by the Nasdaq Stock Market and each of whom is not considered an “interested person” (as such term is defined in the Investment Company Act) of the Company.  The ethics/nominating committee met three times during the last fiscal year.

Executive Committee.  The executive committee has the authority to exercise all powers of the Board except for actions that must be taken by the full Board under the Maryland General Corporation Law, including electing the Chairman of the Board and the President.  The Board may appoint not fewer than three members to the executive committee; currently, the membership is comprised of Messrs. Gladstone, Brubaker, and Parker.  The executive committee did not meet during the last fiscal year.

During the fiscal year ended September 30, 2003, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.  The Company does not have a formal policy regarding attendance by directors at annual meetings of stockholders but encourages such attendance.  Six of the then seven member Board attended the Company’s 2003 Annual Meeting.

Report of the Audit Committee of the Board of Directors(1)

The audit committee met after the close of fiscal year 2003 to review and discuss the audited financial statements with management and the accountants, PricewaterhouseCoopers LLP (“PwC”).  Based on these discussions, the audit committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003.

The discussions with PwC also included the matters required by Statement on Auditing Standards No. 61.  The audit committee received from PwC written disclosures and the letter regarding its independence as required by Independence Standards Board Standards No. 1.  This information was discussed with PwC.

The Audit Committee

David A.R. Dullum, Chairman
Michela A. English
John H. Outland

(1)                                  The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 or 1934 Act.

Compensation of Directors and Executive Officers

Summary of Compensation

The following table shows for the fiscal year ended September 30, 2003, compensation awarded or paid to, or earned by, all directors, and the three highest paid executive officers of the Fund (the “Compensated Persons”).  Certain of the Compensated Persons served as both officers and directors of the Fund.

Compensation Table

Name of Person, Position (1)	Aggregate Compensation From the Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Total Compensation From Fund and Fund Complex Paid to Directors
David Gladstone Chief Executive Officer and Chairman of the Board of Directors	$200,000	$6,000	None

Terry Lee Brubaker President, Chief Operating Officer and Director	$250,000	$6,000	None

George Stelljes, III Executive Vice President Chief Investment Officer	$250,000	$6,000	None

Paul Adelgren Director(2)	$13,500	—	$13,500

Maurice W. Coulon (3) Director	$1,000	—	$1,000

David A.R. Dullum Director	$18,000	—	$18,000

Michela A. English, Director(4)	$20,857	—	$20,857

John H. Outland (5) Director	$0	—	$0

Anthony W. Parker Director(6)	$18,000	—	$18,000

(1)                                  The compensation received by Messrs. Gladstone, Brubaker and Stelljes was in their capacity as officers and not as directors of the Fund.

(2)                                  Mr. Adelgren joined the Board of Directors on January 6, 2003.

(3)                                  Mr. Coulon joined the Board of Directors on September 11, 2003.

(4)                                  Ms. English joined the Board of Directors on June 5, 2002.

(5)                                  Mr. Outland joined the Board of Directors on December 9, 2003, after the end of fiscal 2003.

(6)                                  The Fund paid an aggregate of $4,625 in commissions to Medical Funding Corporation, an affiliate of Mr. Parker, in return for employee referrals during the year.  For additional information, see Certain Transactions.

Stock Option Grants And Exercises

The Company grants options to its executive officers, employees and directors under its Amended and Restated 2001 Equity Incentive Plan (the “2001 Plan”), as amended .  As of December 15, 2003, options to purchase a total of 1,600,000 shares were outstanding under the 2001 Plan, options to purchase 608,336 shares of common stock had already been exercised and options to purchase 400,000 shares remained available for grant thereunder.

The Company adopted the 2001 Plan for the purpose of attracting and retaining the services of executive officers, directors and other key employees.  Under the 2001 Plan, the Board or the compensation committee of the Board may award incentive stock options within the meaning of Section 422 of the Code, or ISOs, to employees, and nonstatutory stock options to employees, and, pursuant to receipt of an order of the SEC, non-employee directors.  In addition, the 2001 Plan permits the granting of rights to purchase restricted stock.

The Company has authorized for issuance, to employees and directors, 2,000,000 shares of capital stock under the 2001 Plan.  The share reserve consists of common stock and preferred stock.  Options granted under the 2001 Plan may be exercised for a period of no more than 10 years from the date of grant.  Unless sooner terminated by the Board, the 2001 Plan will terminate on June 1, 2011, and no additional awards may be made under the 2001 Plan after that date.

Options granted under the 2001 Plan entitle the optionee, upon exercise, to purchase shares of capital stock from the Company at a specified exercise price per share.  ISOs must have a per share exercise price of no less than the fair/current market value of a share of stock on the date of the grant or, if the optionee owns or is treated as owning, under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of our stock, 110% of the fair/current market value of a share of stock on the date of the grant.  Nonstatutory stock options granted under the 2001 Plan must have a per share exercise price of no less than the fair/current market value of a share of stock on the date of the grant.

Options are not transferable other than by laws of descent and distribution and are generally exercisable during an optionee’s lifetime only by the optionee.

The compensation committee administers the 2001 Plan and has the authority, subject to the provisions of the 2001 Plan, to determine who will receive awards under the 2001 Plan and the terms of such awards.  This committee has the authority to adjust the number of shares available for options, the number of shares subject to outstanding options and the exercise price for options following the occurrence of events such as stock splits, dividends, distributions and recapitalizations.

Participants in the 2001 Plan may be provided with an opportunity to purchase restricted stock. These shares may be subject to a time-based vesting schedule, or the attainment of performance goals established by the compensation committee.  The purchase price for restricted stock will not be less than the fair market value of the stock on the date of purchase.  Upon a participant’s termination of service, the Company may have the option to repurchase the unvested shares of stock at the original purchase price paid by a participant for such shares, if any.  The specific terms and conditions of restricted stock purchases shall be governed by individual agreements in a form approved by the compensation committee.  Restricted stock purchased under the 2001 Plan is transferable if so determined by the compensation committee in its discretion.

Upon specified corporate transactions, as defined in the 2001 Plan, all outstanding awards under the 2001 Plan may either be assumed or substituted for by the surviving entity.  If the surviving entity does not assume or substitute similar awards, the awards held by the participants whose continuous service has not terminated prior to the corporate transaction will be accelerated in full and then terminated to the extent not exercised prior to the corporate transaction.  With respect to any other awards which are not assumed or substituted and are held by participants whose continuous service has terminated on or prior to the corporate transaction, such awards will not be accelerated unless otherwise provided in a written agreement between the Company, or any of its affiliates, and the participant.

Upon a change in control, as defined in the 2001 Plan, awards held by participants whose continuous service has not terminated prior to the change in control shall be subject to additional acceleration of vesting, but only to the extent as provided in any written agreement between the Company, or any of its affiliates, and the participant.

The following tables show for the fiscal year ended September 30, 2003, certain information regarding options granted to, exercised by, and held at year end by the Company’s Compensated Persons:

Option Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	5% ($)	10% ($)

David Gladstone	—	—	—	—	—	—

Terry Lee Brubaker	—	—	—	—	—	—

George Stelljes, III	25,000	71%	$19.56	8/20/2013	$307,529	$779,340
	25,000	71%	$19.56	8/20/2014	$307,529	$779,340

(1)                                  The potential realizable value is based on the term of the option at the time of its grant (10 years).  It is calculated by assuming that the stock price on the date of the grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and the underlying shares sold on the last day of its term for the appreciated stock price.  The amounts represent certain assumed rates of appreciation only, in accordance with the rules of the SEC, and do not reflect the Company’s estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the Company’s common stock and no gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

Aggregated Option Exercises in Fiscal 2003
and Value of Options at End of Fiscal 2003

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the Money Options FY-End ($) (2)
			Vested	Unvested	Vested	Unvested
David Gladstone	—	—	406,666	—	$1,809,644	—

Terry Lee Brubaker	—	—	106,666	—	$474,664	—

George Stelljes, III	—	—	125,000	25,000	$234,000	—

(1)                                  Value realized is calculated as the closing market price on the date of exercise, net of option exercise price, but before any tax liabilities or transaction costs.

(2)                                  The value of unexercised options is calculated as the closing market price on September 30, 2003 less the exercise price.  “In-the-money” options are those with an exercise price that is less than the closing market price on September 30, 2003.

Employment Agreements

In connection with and subject to stockholders’ approval of Proposal 2 below, Messrs. Gladstone, Brubaker and Stelljes have indicated their intent to terminate their employment agreements with the Company, and the Company intends to eliminate the salaries for all of its officers, employees and employee directors subject to such approval.  If Proposal 2 is approved, officers, employee directors and other personnel of the Company will, however, remain employees of the Company so as to continue to be eligible to receive awards under the Company’s 2001 Plan.  Summarized below are the material terms of Messrs. Gladstone, Brubaker and Stelljes’ current employment agreements.

In June 2001, the Company entered into employment agreements with Messrs. Gladstone and Brubaker as senior executive officers of the Company.  In September 2002, the Company also entered into an employment agreement with Mr. Stelljes to serve as the Company’s Chief Investment Officer.  Each employment agreement provides for a three-year term.  Messrs. Gladstone, Brubaker and Stelljes each have the right to terminate their respective employment agreement at any time by giving the Company three months’ prior written notice.

The base salary under the employment agreements of Messrs. Gladstone, Brubaker and Stelljes is $200,000 per year.  The Board has the right to increase their base salary and also, generally, to decrease it, but not below $200,000.

The employment agreements provide that each of Messrs. Gladstone, Brubaker and Stelljes is entitled to receive a cash bonus of up to 100% of his base salary based upon a determination by the compensation committee of the Board.

Each of Messrs. Gladstone, Brubaker and Stelljes is also entitled to participate in the Company’s 2001 Plan, a copy of which was included in the Company’s 2003 proxy statement.  Pursuant to the terms of their employment agreements, Mr. Gladstone and Mr. Brubaker received options to purchase 800,000 shares and 200,000 shares, respectively, of the Company’s common stock simultaneously with the completion of the Company’s initial public offering, and Mr. Stelljes received options to purchase 100,000 shares of the Company’s common stock upon accepting his position as Chief Investment Officer.  All of such options are now vested.

Upon termination of employment, Messrs. Gladstone, Brubaker and Stelljes would be subject to certain non-compete covenants.  In the case of Mr. Brubaker and Mr. Stelljes, these covenants would generally apply for two years, although should Mr. Brubaker or Mr. Stelljes resign for good reason, the covenants would apply for only one year following the date of resignation.  In the case of Mr. Gladstone, the covenants would generally apply for one year.  As noted above, during periods when Messrs. Gladstone, Brubaker or Stelljes are receiving severance payments from the Company, they may terminate these covenants prohibiting competition by forgoing such severance payments.

Each of the employment agreements also provides that the officer will maintain the confidentiality of the Company’s confidential information during and after the period of his employment.

Compensation of Directors

As compensation for serving on the Board, each of the non-employee directors receives an annual fee of $10,000, $1,000 per each meeting of the Board attended, and an additional $1,000 for attending each committee meeting if such committee meeting takes place on a day other than when the full Board meets.  The Company reimburses its directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board.  Each non-employee director of the Company is eligible to receive stock option grants under the 2001 Plan pursuant to an order of the SEC granted in January 2003.  Each non-employee director receives an option to purchase 10,000 shares of the Company’s common stock.  In addition, each of the Company’s non-employee directors who was serving on the date of the Company’s 2002 Annual Meeting of Stockholders received an additional option to purchase 10,000 shares of the Company’s common stock, with the vesting of such option dating back to the date of the 2002 Annual Meeting.  At the time of each annual meeting of stockholders, each incumbent non-employee director shall receive an additional option to purchase 10,000 shares of common stock.  In the fiscal year ended September 30, 2003, the total compensation paid to non-employee directors was $73,647.

The exercise price of options granted under the 2001 Plan is 100% of the fair market value of the common stock subject to the option on the date of the option grant (except with respect to the grants described above for which the vesting will date back to a prior event). Each option to be issued to the Company’s non-employee directors will become exercisable as to 50% of the option shares on the first anniversary of the date of the grant, and will become fully exercisable on the second anniversary of the date of the grant. The term of options granted to the non-employee directors will be ten years.  In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, each option either will continue in effect, if the Company is the surviving entity, or will be assumed or an equivalent option will be substituted by the successor corporation, if the Company is not the surviving entity.  If the successor corporation does not assume the options, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

Report of the Compensation Committee of the Board of Directors on
Executive Compensation

Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million for compensation paid to certain executive officers in a taxable year.  Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

The statute containing this law and the applicable proposed Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts.  As a result, the compensation committee believes that at the present time it is quite unlikely that the compensation paid to any executive officer in a taxable year which is subject to the deduction limit will exceed $1 million.  Therefore, the compensation committee has not yet established a policy for determining which forms of incentive compensation awarded to its executive officers shall be designed to qualify as “performance-based compensation.”  The compensation committee intends to continue to evaluate the effects of the statute and any final Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

Compensation Philosophy

The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value.  Key elements of this philosophy are:

•                                          The Company pays competitively with leading finance companies with which the Company competes for talent.  To ensure that pay is competitive, the Company regularly compares its pay practices with these companies and sets its pay parameters based on this review.

•                                          The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

•                                          The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company’s business challenges and opportunities as owners and not just as employees.

Base Salary.  The Committee annually reviews each executive officer’s base salary.  When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.

Annual Incentives.  The Company maintains an annual incentive award program for executive officers and other key employees of the Company to earn additional annual compensation.  The actual incentive award earned depends on the extent to which Company and individual performance objectives are achieved.  The Committee and the full Board review and approve the annual performance objectives for the Company and individual officers.  The aggregate incentive bonus paid to the Company’s executive officers for the fiscal year ended September 30, 2003 was $110,000.

The Company’s objectives consist of operating, strategic and financial goals that are considered to be critical to the Company’s fundamental long-term goal—building stockholder value.  For fiscal 2003, these goals were:

•                                          identifying a sufficient number of prospective investment opportunities;

•                                          managing the existing investments to provide for a good portfolio; and

•                                          increasing the dividends to stockholders each year.

After the end of the fiscal year, the Committee evaluates the degree to which the Company has met its goals and establishes a total incentive award pool.  Individual awards are determined by evaluating each participant’s performance against objectives and allocating a portion of the award pool based on the participant’s contributions during the year.  Awards are paid in cash and distributions are made in the October following the performance year.

Long-Term Incentives.  The Company’s long-term incentive program consists of the 2001 Plan. The option program utilizes vesting periods to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Grants are made at 100% of fair market value on the date of grant.  Executives receive value from these grants only if the Company’s common stock appreciates over the long-term.  The size of option grants is determined based on competitive practices at leading companies in the finance industry and the Company’s philosophy of significantly linking executive compensation with stockholder interests.  In 2003 the Committee granted stock options that will vest over a one-year period to Mr. Stelljes only.  Such grants were intended to provide the incentive to successfully maximize stockholder value over the next several years. The Committee believes this approach creates an appropriate focus on longer term objectives and promotes executive retention.

Corporate Performance and Chief Executive Officer Compensation

Mr. Gladstone’s base salary for the fiscal year ended September 30, 2003 was $200,000, and he declined to accept any bonus for the year.  In setting this amount, the Committee took into account (i) its belief that Mr. Gladstone is one of the leading CEOs of finance companies who has significant and broad-based experience in the finance industry; (ii) the scope of Mr. Gladstone’s responsibilities; (iii) the Board’s confidence in Mr. Gladstone’s ability to lead the Company’s continued development, and (iv) Mr. Gladstone’s insistence that his bonus be allocated to the other employees.

During the fiscal year ended September 30, 2003, the Company achieved some, but not all, of its corporate objectives.  The Committee rated Mr. Gladstone’s individual performance as above average for this difficult economic period.

Conclusion

Through the plans described above, a significant portion of the Company’s compensation program and Mr. Gladstone’s compensation are contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value.  The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company’s business may result in highly variable compensation for a particular time period.

The Compensation Committee

Maurice W. Coulon, Chairman
Anthony W. Parker

Compensation Committee Interlocks and Insider Participation

The Company’s compensation committee consists of Messrs. Parker and Coulon, neither of whom were at any time officers or employees of the Company or its subsidiary.

Certain Transactions

At September 30, 2003, the Company had loans outstanding in the principal amount of $5,900,010 to Mr. Gladstone, $1,400,010 to Mr. Brubaker and $150,000 to Harry T. Brill, Jr., each of whom is an executive officer of the Company.  These loans were extended in connection with the exercise of stock options by each of the executive officers. Each such loan is evidenced by a full recourse promissory note secured by the shares of common stock purchased upon the exercise of the options.  The interest rate on each such loan is 4.9% per annum.  Interest is due quarterly and each of the executive officers has made each of his quarterly interest payments to date.  The outstanding principal amount of each loan is due and payable in cash on August 23, 2010.

During the fiscal years ended September 30, 2002 and 2003, the Company paid an aggregate of $31,750 and $6,894, respectively in personnel referral fees to Medical Funding Corporation which operates a franchise of Snelling Personnel Agency. Anthony Parker, a non-employee director of the Company, is the founder, president and chairman of Medical Funding Corporation. The Company believes that the terms of the arrangement between the Company and Medical Funding Corporation are no less favorable than the Company would be able to obtain from a disinterested third party. The rates that Medical Funding Corporation charges to the Company are the same as it charges to its unaffiliated clients.

Recommendation of the Board of Directors

The Board of Directors recommends that stockholders vote FOR Proposal One.

PROPOSAL 2
APPROVAL OF INVESTMENT ADVISORY AND ADMINISTRATIVE AGREEMENT

Stockholders of the Company are being asked to approve an investment advisory and administrative agreement (the “Proposed Agreement”) between the Company and Gladstone Management Corporation (“Gladstone Management” or the “Adviser”).  The Proposed Agreement is attached as Exhibit A to this Proxy Statement.  At a meeting of the Board of the Company held on December 9, 2003, the Directors unanimously voted to appoint Gladstone Management as the Company’s investment adviser.

The affirmative vote of a “majority,” as defined in the Investment Company Act, of the outstanding shares of the Company is required to approve Proposal No. 2.  Under the Investment Company Act, the vote of holders of a “majority” means the vote of the holders of the lesser of (a) 67% or more of the outstanding shares of the Company present at the meeting or represented by proxy if the holders of more than 50% of the outstanding shares of the Company are present or represented by proxy, or (b) more than 50% of such outstanding shares.

Considerations of the Board of Directors

In reaching a decision to engage Gladstone Management as the Company’s investment adviser, the Directors concluded that it was the best interest of the Company and its stockholders to engage Gladstone Management.  The Board of Directors considered the investment advisory fee and administrative fee under the Proposed Agreement (the “Proposed Fee”) and information on fees charged by other investment advisers and administrators for comparable services, and determined that the Proposed Fee was reasonable in relation to the services to be provided by Gladstone Management.

In selecting Gladstone Management as the Company’s investment adviser, the Board considered the fact that the advisory and administrative team of Gladstone Management would be, for at least the next year, the same as the current management of the Company.  In connection with their final deliberations, the Directors reviewed and discussed additional materials provided by Gladstone Management in response to the Board’s request, including information regarding the services to be performed; the size of the Adviser’s staff; anticipated changes in its current personnel; the compensation of such personnel; Gladstone Management’s ability to provide managerial assistance to portfolio companies; the performance of the adviser, recognizing that the Adviser is newly formed and that its staff is the same as the Company’s current management; the written plan for allocating investment opportunities among the Gladstone Management’s current and future clients; Gladstone Management’s operations, including its internal compliance procedures; and Gladstone Management’s financial condition.

Among other matters, the Directors considered (A) the fact that currently Gladstone Management’s only other client is Gladstone Commercial Corporation, a real estate investment trust, with a substantially different investment objective that would present few, if any, investment allocation issues, (B) the use by Gladstone Management of the Company’s proprietary compliance manuals, (C) a pro forma income statement of Gladstone Management and financial viability of the adviser, (D) the fact that there are few, if any, economies of scale available in the investment program of the Company, (E) the specific terms and provisions of the Proposed Agreement, and (F) the fact that the Company would no longer pay salaries to its officers and employees if the Proposed Agreement is approved by stockholders.  See “Employment Agreements” for further information.

Lastly, the Board considered the desirability of an asset based fee to cover the Company’s management and administrative expenses in light of management’s current plan to sponsor additional investment funds through Gladstone Management.  In particular, the Board considered the difficulties inherent in continuing to pay salaries to the Company’s officers and employees where the officers and employees’ time would be spent managing and administering multiple funds.

Based on its review and discussion, the Board approved the Proposed Agreement as being in the best interests of the Company’s stockholders.  The Board then directed that the Proposed Agreement be submitted to stockholders for approval with the Board’s recommendation that stockholders of the Company vote to approve the Proposed Agreement.

Current Internal Management Arrangement

Subject to the oversight of the Company’s Board of Directors, the Company’s investment portfolio currently is managed internally by the Company’s officers and employees.  The Company does not pay any investment advisory fees, and services are provided by officers and employees in consideration of their employment and compensation in that regard.

Portfolio Management.  The following individuals are primarily responsible for the day-to-day management of the Company’s portfolio.  A summary of each person’s advisory experience is included.

David Gladstone.  Mr. Gladstone is a founder of Gladstone Capital Corporation and has been chief executive officer and chairman of the Board of Directors of the Company since its inception.  Prior to founding the Company, Mr. Gladstone served as either chairman or vice chairman of the board of directors of American Capital Strategies, a publicly traded leveraged buyout fund and mezzanine debt finance company, from June 1997 to August 2001.  From 1974 to February 1997, Mr. Gladstone held various positions, including chairman and chief executive officer, with Allied Capital Corporation, Allied Capital Corporation II, Allied Capital Lending Corporation, Allied Capital Commercial Corporation and Allied Capital Advisors Inc.  The Allied companies were the largest group of publicly traded mezzanine debt funds and were managers of two private venture capital limited partnerships.  From 1992 to 1997, Mr. Gladstone served as a director, president and chief executive officer of Business Mortgage Investors, a private mortgage REIT managed by Allied Capital.

Mr. Gladstone was the founder and managing member of The Capital Investors, a group of angel investors, and is currently a member emeritus.  He is also the chairman and owner of B&G Berry Corporation, a large strawberry farming operation in California.  Mr. Gladstone holds a MBA degree from the Harvard Business School, a MA from American University and a BA from the University of Virginia.  Mr. Gladstone has authored two books on financing for small and medium sized businesses, Venture Capital Handbook and Venture Capital Investing.

Terry Lee Brubaker.  Mr. Brubaker has been president, chief operating officer and a director of the Company since May 2001.  In March 1999, Mr. Brubaker founded, and now serves as chairman of, Heads Up Systems, a company providing process industries with leading edge technology.  From 1996 to 1999, Mr. Brubaker served as vice president of the paper group for the American Forest & Paper Association. From 1992 to 1995, Mr. Brubaker served as president of Interstate Resources, a pulp and paper company. From 1991 to 1992, Mr. Brubaker served as president of IRI, a radiation measurement equipment manufacturer.  From 1981 to 1991, Mr. Brubaker held several management positions at James River Corporation, a forest and paper company, including vice president of strategic planning from 1981 to 1982, group vice president of the Groveton Group and Premium Printing Papers from 1982 to 1990 and vice president of human resources development in 1991. From 1976 to 1981, Mr. Brubaker was strategic planning manager and marketing manager of white papers at Boise Cascade.  Previously, Mr. Brubaker was a senior engagement manager at McKinsey & Company from 1972 to 1976.  Mr. Brubaker holds a MBA degree from the Harvard Business School and a BSE from Princeton University.

George Stelljes, III.  Mr. Stelljes has been the Company’s executive vice president and chief investment officer since September 2002.  Until joining the company as executive vice president and chief investment officer, Mr. Stelljes had served as a director of the company since August 23, 2001.  Prior to becoming executive vice present and chief investment officer of the Company, Mr. Stelljes served as a managing member of St. John’s Capital, a vehicle used to make private equity investments.  From 1999 to 2001, Mr. Stelljes was a co-founder and managing member of Camden Partners, a private equity firm which finances high growth companies in the communications, healthcare and business services sectors.  From 1997 to 1999, Mr. Stelljes was a partner of Columbia Capital, a venture capital firm focused on investments in communications and information technology.  Prior to joining Columbia, Mr. Stelljes was an executive vice president and a principal at Allied Capital Corporation from 1989 to 1997.  Mr. Stelljes currently serves as a general partner and investment committee member of Patriot Capital, a private equity fund.  He is also a former board member and regional president of the National Association of Small Business Investment Companies.  Mr. Stelljes holds a MBA from the University of Virginia and a BA in Economics from Vanderbilt University.

The Proposed Investment Advisory and Administrative Agreement

The Proposed Agreement, including the scope of services being provided, is set forth in Exhibit A.  Under the Proposed Agreement, the Company would pay Gladstone Management an annual advisory fee of 1.25%, payable in quarterly increments of 0.3125%, and an annual administrative fee of 0.75%, payable in quarterly increments of 0.1875% (the “Proposed Fee”).  Based upon an analysis of publicly available information, management of the Company believes that the Proposed Fee is reasonable in light of the specialized investment program of the Company and in line with the customary external fees paid in the industry for mezzanine fund and sub-debt funds that are externally managed.

Under the Proposed Agreement, Gladstone Management would (A) manage the investment and reinvestment of the Company’s assets, including identifying, evaluating, and structuring such investments, continuously review, supervise and administer the Company’s investment program to determine in its discretion the securities to be purchased or sold and the portion of the Company’s assets to be held un-invested; (C) offer to provide significant managerial assistance to the issuers of securities in which the Company is invested as required by the Investment Company Act; (D) arrange debt financing for the Company; (E) provide the Company with all required records concerning the adviser’s efforts on behalf of the Company; and (F) provide regular reports to the Company’s Board concerning the adviser’s activities on behalf of the Company.

Gladstone Management would manage the Company’s day-to-day operations and administration, record keeping and regulatory compliance functions.  Gladstone Management would be required to pay for all (i) costs and expenses incurred by it in rendering services to the Company, including salaries and other employee benefits of its employees who provide the Company services, and (ii) the cost of office space, equipment, services and similar items required for the Company’s day-to-day operations.  The Company is required to pay all of its operating expenses, except those borne by Gladstone Management.

Also, in the absence of: (i) willful misfeasance, bad faith or gross negligence on the part of Gladstone Management in the performance of its obligations and duties under the Proposed Agreement; (ii) reckless disregard by Gladstone Management of its obligations and duties under the Proposed Agreement; or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act), Gladstone Management will not be subject to liability to the Company or any of its stockholders for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, its rendering of services under the Proposed Agreement including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security by Gladstone Management on behalf of the Company.

The Proposed Agreement provides that it may be terminated by the Company’s Board, the holders of a majority of the Company’s outstanding voting securities, or the Gladstone Management at any time without penalty upon 60 days’ prior written notice.  The Proposed Agreement automatically terminates in the event of its “assignment” (as such term is defined in the Investment Company Act).

Portfolio Management.  The same individuals who currently manage the Company’s portfolio will continue to manage the portfolio if Gladstone Management is engaged as the Company’s investment adviser.

Additional Expense Information

The table below and the assumption in the example of a 5% annual return are required by SEC regulations applicable to all investment companies to assist investors in understanding the various costs and expenses associated with their investment.  The example and fee table should not be considered a representation of past or future expenses or annual rates of return.  Actual expenses or annual rates of return may be more or less than those used for purposes of the example and fee table.

	Current		Pro Forma
Stockholder Transaction Expenses
Sales Load (as a percentage of offering price)	None	(1)	None
Dividend Reinvestment Plan Fees	None		None
Annual Expenses (as a percentage of net assets attributable to common shares)
Investment Advisory Fee	None	(2)	1.25%
Interest Payments on Borrowed Funds	0.00%		0.00%
Other Expenses	2.03	%(3)	0.75	%(4)

Total Annual Expenses	2.03	%(3)	2.00	%(4)

(1)                                  A 7.00% underwriting discount was applicable as a one time fee in the Company’s initial public offering in August 2001.

(2)                                  Because the Company currently is internally managed by its officers and employees it pays no investment advisory fees.

(3)                                  Other expenses represent the Company’s operating expenses for fiscal 2003 that would be assumed by Gladstone Management under the Proposed Agreement, divided by the Company’s total assets as reduced by cash and cash equivalents pledged to creditors.

(4)                                  Represents an administrative fee of 0.75% to be paid to Gladstone Management under the Proposed Agreement.

Example – The following example is intended to help you compare the projected dollar amount of total cumulative expenses that would be incurred over various periods with respect to a hypothetical investment of $1,000 in the Company’s common stock under the current internal management arrangement of the Company and under the proposed external management arrangement for the Company pursuant to the Proposed Agreement (pro forma).

The example assumes an investment has a 5% return each year and that the Company’s operating expenses remain the same.

Example

	1 Year	3 Years	5 Years	10 Years
Current	$21	$64	$109	$236
Pro Forma	$20	$63	$108	$233

The example set forth above assumes reinvestment of all dividends and other distributions at net asset value and an expense ratio based on net assets attributable to common stock of 2.03% (Current) and 2.00% (Pro Forma).  In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, participants in the Company’s Dividend Reinvestment Plan may receive shares purchased or issued at a price or value different from net asset value.

Other Information About the Proposed Agreement

If approved by stockholders, the Proposed Agreement will remain in full force and effect through February 18, 2006, and will continue in full force and effect indefinitely thereafter, but only so long as such continuance is specifically approved at least annually by both (i) the board of directors of the Company or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Company, and (ii) the vote of a majority of those Directors of the Company who are not parties to the Proposed Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

Gladstone Management’s services under the Proposed Agreement will not be exclusive to the Company, and the Gladstone Management will be free to render services to other clients.  The Proposed Agreement can be terminated at any time and without penalty upon at least 60 days’ prior written notice.

Information About Gladstone Management

Gladstone Management is a registered investment adviser under the Investment Advisers Act of 1940, as amended, and is organized under the laws of Delaware.  Its principal business address is 1750 Tysons Blvd., 4th Floor McLean, VA  22102.

Gladstone Management is wholly owned by Gladstone Management Corp., Ltd., a company organized in the State of Delaware.  Gladstone Management Corp., Ltd. is controlled by David Gladstone, chairman of the board of directors and chief executive officer of the Company.  Mr. Gladstone is the chairman of the board of directors and chief executive officer of Gladstone Management.  Terry Lee Brubaker, president, director and chief operating officer of the Company, is a member of the board of directors of Gladstone Management and its chief operating officer.  George Stelljes, III, executive vice president and chief investment officer of the Company, is a member of the board of directors of Gladstone Management and its chief investment officer.

Gladstone Management provides investment advisory and administrative services to Gladstone Commercial Corporation, a real estate investment trust, of which Mr. Gladstone is the chief executive officer and chairman of the board of directors.  In the future, Gladstone Management may provide investment advisory and administrative services to other funds, both public and private, of which it is the sponsor.

Recommendation of the Board of Directors

The Board recommends that stockholders vote FOR Proposal Two.

ADDITIONAL INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of the Company’s common stock as of December 15, 2003 by: (i) each director and nominee for director; (ii) each of the Compensated Persons named in the Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock. Except as otherwise noted, the address of the individuals below is c/o Gladstone Capital Corporation, 1616 Anderson Road, Suite 208, McLean, VA 22102.

	Beneficial Ownership (1)
Name and Address	Number of Shares	Percent of Total

Compensated Persons and Directors:

David Gladstone (2)	1,000,003	9.53%

Terry Lee Brubaker (3)	226,876	2.23%

George Stelljes, III (4)	152,000	1.49%

Anthony W. Parker (5)	33,282	*

David A.R. Dullum (5)	32,000	*

Michela A. English (6)	20,000	*

Paul Adelgren (6)	20,000	*

Maurice Coulon (7)	10,000	*

John H. Outland (7)	10,000	*

All executive officers and directors as a group 10 persons (8)	1,554,661	14.26%

Other Stockholders:

Ruane, Cunniff & Co., Inc. (9) 767 Fifth Avenue New York, NY 10153-4798	922,540	9.15%

Fairholme Capital Management, L.L.C. (10) 51 JFK Parkway Shorthills, NJ 07078	528,202	5.24%

Gruber & McBaine Capital Management, LLC (11) 50 Osgood Place, Penthouse San Francisco, CA 94133	554,496	5.50%

*  Less than 1%

(1)                                  This table is based upon information supplied by officers, directors and principal stockholders. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and sole investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based on 10,081,844 shares outstanding on December 15, 2003, adjusted as required by rules promulgated by the SEC.

(2)                                  Includes 406,666 shares underlying options that are immediately exercisable.

(3)                                  Includes 106,666 shares underlying options that are immediately exercisable.

(4)                                  Includes 125,000 shares underlying options that are immediately exercisable.

(5)                                  Includes 30,000 shares underlying options that are immediately exercisable.

(6)                                  Includes 20,000 shares underlying options that are immediately exercisable.

(7)                                  Includes 10,000 shares underlying options that are immediately exercisable.

(8)                                  Includes an aggregate of 823,332 shares underlying options that are immediately exercisable.

(9)                                  This information has been obtained from an amendment to Schedule 13G filed by Ruane, Cunniff & Co. with the SEC on December 10, 2003.

(10)                            This information has been obtained from a Schedule 13G filed by Fairholme Capital Management, L.L.C. (“FCM”) with SEC on March 6, 2003.  According to the Schedule 13G, FCM had sole voting power with respect to 214,102 and sole investment power with respect to 528,202 of the 528,202 shares reported as beneficially owned.

(11)                            This information has been obtained from a Schedule 13G filed by Gruber & McBaine Capital Management (“GMCM”), LLC, John D. Gruber, J. Patterson McBaine and Eric B. Swergold.  According to the Schedule 13G, GMCM, Gruber, McBaine and Swergold constitute a group within the meaning of Exchange Act Rule 13d-5(b).  GMCM, McBaine and Swergold had no sole voting power but shared voting and investment power with respect to 460,796 of the 554,496 shares reported as beneficially owned by the group, and Gruber had sole voting and investment power with respect to 93,700 of the 554,496 shares reported as beneficially owned by the group and shared voting and investment power with respect to 460,796 of the 54,496 shares reported as beneficially owned by the group.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.  In October 2003, Michela A. English filed a Form 4 late.

Relationship with Independent Accountants

The audit committee of the Board has selected PricewaterhouseCoopers, LLP (“PwC”) as the Company’s principal accountants to audit the Company’s financial statements for fiscal 2004.  Representatives of

PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

On December 5, 2002, the Company dismissed Ernst & Young LLP as its principal accountant and engaged PwC as its new independent auditors for the fiscal year ending September 30, 2003.  The Company’s decision to change auditors was made by the audit committee of the Board.  After careful consideration, the audit committee determined that it was in the best interests of the Company and its stockholders to select PwC to serve as the Company’s independent auditors for the fiscal year ending September 30, 2003. The audit committee based its decision in part upon PwC’s position as the largest accounting firm in the world and its considerable experience with investment companies.

Ernst & Young’s reports on the Company’s consolidated financial statements for the fiscal year ended September 30, 2002 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s financial statements for the fiscal year ended September 30, 2002, and in the subsequent interim period, there were no disagreements with Ernst & Young on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the matter in its report.  There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal year ended September 30, 2002, and through the date of the engagement of PwC, the Company did not consult PwC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or regarding any other matters or reportable events described under Item 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Fees.  During the fiscal year ended September 30, 2003, the aggregate fees billed by PwC for the audit of the Company’s financial statements for such fiscal year and for the review of the Company’s interim financial statements was $88,237.

Financial Information Systems Design and Implementation Fees.  During the fiscal year ended September 30, 2003, the Company did not engage PwC to provide advice regarding financial information systems design and implementation.

All Other Fees.  During the fiscal year ended September 30, 2003, the aggregate fees billed by PwC for professional services other than audit and information technology consulting fees was $13,000.

The audit committee of the Board has determined that the rendering of the information technology consulting services and all other non-audit services by PwC was compatible with maintaining PwC’s independence.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ TERRY BRUBAKER

Terry Brubaker
Secretary

January 5, 2004

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended September 30, 2003 is available without charge upon written request to: Corporate Secretary, Gladstone Capital Corporation, 1616 Anderson Road, Suite 208, McLean, Virginia 22102.

Appendix A

INVESTMENT ADVISORY AND ADMINISTRATIVE AGREEMENT

THIS INVESTMENT ADVISORY AND ADMINISTRATIVE AGREEMENT (this “Agreement”) is entered into and made effective as of the         day of                2004 by and between Gladstone Capital Corporation, a Maryland corporation and its wholly-owned subsidiary (the “Company”) and Gladstone Management Corporation, a Delaware corporation (“Adviser”).

W I T N E S S E T H:

WHEREAS, the Company is a non-diversified closed-end management investment company that has elected to be regulated as a business development company pursuant to the provisions of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”); and

WHEREAS, Adviser is a registered investment adviser pursuant to the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated there under (the “Advisers Act”); and

WHEREAS, the Company desires to retain Adviser to serve as its investment adviser and, in connection therewith, to perform certain administrative and investment advisory services on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties agree as follows:

1.                                       APPOINTMENT OF ADVISER

(a)                                  The Company hereby appoints Adviser to serve as its investment adviser and administrator for the period and on the terms and subject to the conditions as set forth in this Agreement.

(b)                                 Adviser hereby accepts appointment as investment adviser and administrator to the Company and agrees to render the services and discharge the duties set forth in this Agreement in compliance with (i) the terms and conditions of this Agreement, (ii) the Articles of Incorporation and Bylaws of the Company, each as amended from time to time, (iii) the Company’s stated investment objectives, policies and limitations, (iv) applicable laws and regulations, and subject to the supervision of the Company’s Board of Directors (the “Board”).

2.                                       SERVICES AND DUTIES OF ADVISER

(a)                                  Adviser shall:

(i)                                     (A) manage the investment and reinvestment of the Company’s assets, including identifying, evaluating, and structuring such investments; (B) continuously review, supervise and administer the Company’s investment program to determine in its discretion the securities to be purchased or sold and the portion of the Company’s assets to be held un-invested; (C) offer to provide significant managerial assistance to the issuers of securities in which the Company is invested as required by the Investment Company Act; (D) arrange debt financing for the Company; (E) provide the Company with all required records concerning Adviser’s efforts on behalf of the Company; and (F) provide regular reports to the Company’s Board concerning Adviser’s activities on behalf of the Company; and

(ii)                                  manage the Company’s day-to-day operations and administration, record keeping and regulatory compliance functions.  Without limiting the generality of the foregoing, Adviser specifically shall be responsible for (A) preparing periodic financial statements; (B) preparing financial and accounting reports for presentation to the Company’s Board and for stockholders and governmental agencies; (C) calculating and publishing the Company’s net asset value per share; (D) overseeing the preparation and filing of the Company’s tax returns; (E) preparing and providing such reports to the Company’s Board and stockholders as may from time to time be considered necessary or appropriate by the Company’s Board or Adviser; (F) overseeing payment of the Company’s expenses and performance of administrative and professional services rendered to the Company by others; (G) overseeing preparation of an annual proxy statement and conducting the annual meeting of stockholders of the Company; and (H) managing such other operational, administrative and regulatory compliance duties as shall from time to time arise as a result of the Company’s operations and investing activities.

(b)                                 Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(c)                                  Adviser may, subject to the approvals required under the Investment Company Act, employ one or more sub-investment advisers to assist Adviser in the performance of its duties under this Agreement.  Such use does not relieve Adviser of any duty or liability it would otherwise have under this Agreement.  Compensation of any such sub-investment adviser for services provided and expenses assumed under any agreement between Adviser and such sub-investment adviser permitted under this paragraph is the sole responsibility of Adviser.

3.                                       COMPENSATION

(a)                                  The Company shall pay to Adviser as compensation for Adviser’s services rendered a quarterly investment advisory fee equal to five sixteenths of one percent (0.3125%) of the Company’s total assets (the “Advisory Fee”), and for the facilities furnished and for the expenses borne by Adviser pursuant to Section 4 the Company shall pay to Adviser a quarterly administrative fee equal to three sixteenths of one percent (0.1875%) of the Company’s total assets (the “Administrative Fee”). The Advisory Fee and Administrative Fee are hereinafter referred to collectively as the “Management Fee.”  The Management Fee shall be computed on the basis of the Company’s quarter ending total assets and shall be paid to Adviser as soon as practical after the quarter-ending total asset amount has been determined but in no case in less than 30 days after the end of the quarter.  For purposes of this Section 3, “total assets” means the total assets of the Company as reduced by cash and cash equivalents pledged to creditors and without reduction for any liabilities of the Company whether accrued or incurred.

(b)                                 In the event that Adviser has agreed to a fee waiver or an expense limitation or reimbursement arrangement with the Company, subject to such terms and conditions as Adviser and the Company may set forth in such agreement, the Management Fee due Adviser hereunder shall be reduced, and, if necessary, Adviser shall bear expenses with respect to the Company to the extent required by such fee waiver or expense limitation or reimbursement agreement.

(c)                                  In the event this Agreement is terminated, any compensation to which Adviser may be entitled to receive pursuant to this Section 3 shall be computed as of the period ending on the last business day on which this Agreement is in effect, subject to pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

4.                                       EXPENSES

(a)                                  Adviser will pay for its own account all costs and expenses incurred by Adviser in rendering its services pursuant to this Agreement.  Without limiting the generality of the foregoing, Adviser will pay (i) the salaries and other employee benefits of the persons in its organization whom Adviser may engage to render such services, including without limitation persons who may from time to time act as the Company’s officers or directors, provided, however, that the Company’s Board may, in its sole discretion, award to the Company’s officers, employees or directors (as described in the Company’s equity incentive plan adopted by the Company’s Board and stockholders in accordance with the Investment Company Act) options to acquire shares of the Company’s common stock, which shall not be deemed part of such persons’ salaries or other employee benefits in respect of their employment by Adviser, and (ii) the cost of office space, equipment and services, including telephone service, heat, utilities, and similar items required for the Company’s day-to-day operations.

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(b)                                 The Company will be responsible to pay all of its operating expenses, except those specifically required to be borne by Adviser under this Agreement, and the Company will reimburse Adviser promptly, against Adviser’s voucher, for any expenses incurred by Adviser for the Company’s account.  Without limitation, such operating expenses to be paid by the Company will include all the fees and disbursements of or to the Company’s counsel, accountants, custodian, transfer agent and registrar; interest and taxes; fees and expenses incurred in producing and effecting filings with federal and state securities administrators; costs of the Company’s periodic reports to and other communications with the Company’s stockholders; all other expenses incidental to holding meetings of the Company’s stockholders, including proxy solicitations therefore; all expenses of any offering and sale by the Company of its capital stock; fees and expenses of members of the Company’s Board who are not directors, managers, officers or employees of the Adviser or of any entity affiliated with Adviser; premiums for the fidelity bond, directors and officers and errors and ommissions insurance policies maintained by the Company; all transaction costs incident to the acquisition and disposition of securities by the Company, including, without limitation, legal and accounting fees and other professional or technical fees and expenses (e.g., credit report, title search and delivery charges, costs of specialized consultants such as accountants or industry-specific technical experts, and deal-specific travel expenses) incurred in monitoring, negotiating and working-out such investments, as well as responding to any litigation arising therefrom.  In addition, the Company will reimburse Adviser promptly, against Adviser’s voucher, for (a) any origination fee with respect to any loan or investment made by the Company that was identified or referred to the Company by any third party with which the Company or Adviser then has a written agreement or arrangement that specifies the amount or rate of such fee or (b) any origination fee with respect to any loan or investment made by the Company that was identified or referred to the Company by any third party with which the Company or Adviser then does not have a written agreement or arrangement.  All such origination fees reimbursed to Adviser will be reviewed as of the end of each calendar quarter by the Company’s Board.

(c)                                  The Company’s Board retains, and has the exclusive right, to:

(i)                                     Grant stock compensation to the officers and directors of the Company and any employee of the Adviser who is also an employee of the Company (“dual employees”);

(ii)                                  Hire, fire and control the activities of dual employees in connection with and to the extent of such dual employees’ services provided to the Company;

(iii)                               Determine the economic value of the services performed by dual employees for the Company (including wages and the number of units and value of any stock compensation granted to such dual employees); and

(iv)                              Remit funds sufficient to cover the complete compensation, including all payroll taxes, of dual employees providing services to the Company.

5.                                       LIMITATION OF LIABILITY

In the absence of: (i) willful misfeasance, bad faith or gross negligence on the part of Adviser in the performance of its obligations and duties hereunder; (ii) reckless disregard by Adviser of its obligations and duties hereunder; or (iii) a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the Investment Company Act), Adviser shall not be subject to liability to the Company or any of its stockholders for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, its rendering of services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security by Adviser on behalf of the Company.

6.                                       EXCLUSIVITY

The services provided by Adviser hereunder are not exclusive and Adviser shall therefore remain free to render such services to others.

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7.                                       DURATION

This Agreement shall be effective beginning on the date set forth in the preamble hereof, and shall remain in force for an initial period of two (2) years. Upon expiration of the initial term, the term of this Agreement shall be automatically extended for successive one (1) year periods, provided that each such one (1) year extension is approved by the Company’s Board or by the holders of at least a majority of the Company’s outstanding voting securities, and the vote of a majority of the Company’s directors who are not parties to this Agreement or interested persons of any such party, in accordance with the requirements of the Investment Company Act.

8.                                       TERMINATION

(a)                                  This Agreement may be terminated by (i) the Company’s Board or (ii) the holders of a majority of the Company’s outstanding voting securities at any time and without penalty, upon delivery of written notice of such termination at least sixty (60) days prior to the termination date.

(b)                                 This Agreement may be terminated by Adviser at any time and without penalty, upon delivery of written notice of such termination at least sixty (60) days prior to the termination date.

(c)                                  This Agreement shall immediately and automatically terminate in the event of its assignment without the written consent of the Company.

9.                                       AMENDMENTS

This Agreement may be amended with the mutual consent of the parties; provided, however, that the Company shall not consent to any such amendment unless such amendment shall be approved by (i) a majority of the Company’s directors, (ii) a majority the Company’s directors who are not interested persons of the Company or of Adviser and (iii) the holders of a majority of the Company’s outstanding voting securities.

10.                                 SEVERABILITY

If any term or condition of this Agreement shall be found to be invalid or unenforceable to any extent or in any application, the remainder of this Agreement, including such term or condition, except to the extent or in such application such term or condition is held invalid or unenforceable, shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforceable to the fullest extent and in the broadest application permitted by law.

11.                                 CAPTIONS

The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

12.                                 DEFINITIONS

For purposes of this Agreement, “majority of the outstanding voting securities,” “assignment” and “interested person” shall have the respective meanings assigned to them in the Investment Company Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission pursuant to its rule-making authority as set forth in the Investment Company Act or the Advisers Act, as the case may be.

13.                                 NOTICES

All notices required or permitted to be delivered under or pursuant to this Agreement shall be so delivered by certified mail, postage prepaid, as follows:

If to Adviser:

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Gladstone Management Corporation
1750 Tyson’s Blvd., 4th Floor
McLean, VA 22102
Attn:  David Gladstone

If to the Company:

Gladstone Capital Corporation
1616 Anderson Road, 2nd Floor
McLean, VA 22102
Attn:  Terry Brubaker and Harry Brill

Any notice delivered pursuant to this Section 13 shall be deemed delivered on the third day following its deposit in the United States mail or the date such notice is actually received by the addressee, whichever shall occur first.

14.                                 ENTIRE AGREEMENT

This Agreement contains the entire agreement of the parties with respect to the matters referred to herein and supersedes all prior agreements, negotiations, commitments or understandings.

15.                                 COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original and together shall constitute one and the same document.

16.                                 GOVERNING LAW

This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the Investment Company Act and the Investment Advisers Act.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

Gladstone Capital Corporation

By
Terry Brubaker
President and COO

Gladstone Management Corporation

By
David Gladstone
Chairman of the Board and CEO

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DETACH PROXY CARD HERE

☒	Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States	☒ Vote must be indicated (x) in Black or Blue Ink

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NOMINEE FOR DIRECTOR LISTED BELOW.

Proposal 1: To elect three Class III directors to hold office until the 2007 Annual Meeting of Stockholders.

FOR all nominees listed	☐	WITHHOLD AUTHORITY to vote for all nominees listed	☐	*FOR all except	☐

Nominee: David Gladstone

Nominee: Paul Adelgren

Nominee: John Outland

To withhold authority to vote in favor of any nominee, mark “FOR all except” and write the name of the nominee below:

*Exceptions

In their discretion, the proxies are authorized to vote on any other business as may properly come before the meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2.

Proposal 2:	To approve an investment advisory agreement for the Company with Gladstone Management.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

S C A N L I N E

Please sign exactly as your name or names appear hereon. If the stock is registered in the names of two or more persons, each should sign. Executor, administrator, trustee, guardian and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date	Share Owner sign here	Co-Owner sign here

GLADSTONE CAPITAL CORPORATION
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 18, 2004

The undersigned hereby appoints David Gladstone and Terry Brubaker, and each of them acting individually, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Gladstone Capital Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Gladstone Capital Corporation to be held at the Third Floor Conference Room of the company’s principal executive office at 1616 Anderson Road, McLean, VA 22102 on Wednesday, February 18, 2004 at 11:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this proxy will be voted in favor of each of the nominees listed in Proposal 1 and for Proposal 2, as more specifically described in the proxy statement. If specific instructions are indicated, this proxy will be voted in accordance therewith.

(Continued and to be signed on reverse side)

To change your address, please mark this box	☐	GLADSTONE CAPITAL CORPORATION P.O. BOX 11046 NEW YORK, NY 10203-0046